UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2008
CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 1, 2008, Chart Industries, Inc. (the “Company”) entered into an indemnification agreement with Kenneth J. Webster in connection with the appointment of Mr. Webster as the Company’s Chief Accounting Officer and Controller. The indemnification agreement is in the same form as the existing indemnification agreements the Company has entered into previously with each of its directors and executive officers. In the indemnification agreement, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless Mr. Webster to the maximum extent then authorized or permitted by the provisions of the Company’s amended and restated certificate of incorporation, the General Corporation Law of the State of Delaware, or by any amendment(s) thereto.
The description of the indemnification agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors or executive officers was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2006, and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointments of James H. Hoppel, Jr. as Vice President – Corporate Development and Kenneth J. Webster as Chief Accounting Officer and Controller.
(c) Effective March 1, 2008, the Board of Directors of the Company appointed James H. Hoppel, Jr., who previously served as the Company’s Chief Accounting Officer, Controller and Assistant Treasurer, as the Company’s Vice President – Corporate Development. Effective the same date, the Company’s Board of Directors appointed Kenneth J. Webster, who previously served as the Company’s Director – Internal Audit, as the Company’s Chief Accounting Officer and Controller, filling the vacancies resulting from the appointment of Mr. Hoppel as Vice President – Corporate Development. On March 3, 2008, the Company issued a news release announcing these appointments. A copy of the news release is attached hereto as Exhibit 99.1 and furnished herewith.
Mr. Hoppel, 44, has served as the Company’s Chief Accounting Officer and Assistant Treasurer since April 2006 and has served as the Company’s Controller since joining the Company in November 2004. Prior to joining the Company, Mr. Hoppel served as Vice President – Finance for W.W. Holdings, LLC, a manufacturer and distributor of doors and hardware.
In connection with the Board of Directors’ approval of employment agreements for executive officers, as described below, Mr. Hoppel entered into a new employment agreement, the terms of which are further described in Section 5.02(e) of this Current Report on Form 8-K and incorporated herein by reference.
Mr. Webster, 45, has served as the Company’s Director – Internal Audit since joining the Company in July 2006. Prior to joining the Company, Mr. Webster served as Assistant Corporate

Controller for International Steel Group, an integrated steel manufacturer, from March 2004 to April 2005, at which time International Steel Group was acquired by Mittal Steel. Following the acquisition, Mr. Webster continued to serve in his capacity as Assistant Corporate Controller for Mittal Steel USA, Inc. until July 2006. Before that, Mr. Webster served in various accounting and finance positions with Bethlehem Steel.
In connection with the Board of Directors’ approval of employment agreements for executive officers, as described below, Mr. Webster entered into an employment agreement with the Company, the terms of which are further described in Section 5.02(e) of this Current Report on Form 8-K and are incorporated herein by reference.
There is no arrangement or understanding between Messrs. Hoppel and/or Webster and any other person pursuant to which either of Messrs. Hoppel or Webster was appointed to his new position with the Company.
Description of the new form of Employment Agreement for the Company’s executive officers.
(e) In connection with its review of executive officer compensation arrangements of similarly-situated companies, and after considering the recommendations of independent compensation consultants engaged by the Company’s Compensation Committee of the Board of Directors regarding appropriate compensation arrangements for public company executive officers, the Compensation Committee approved, and the Board of Directors ratified, new Employment Agreements (the “Employment Agreements”) entered into effective February 26, 2008 by each of the Company’s executive officers. The Employment Agreements for Messrs. Thomas, Biehl, Hoppel and Klaben replace existing employment agreements with these executive officers, which were initially put into place prior to the Company’s initial public offering and were in a form more customary for private equity portfolio companies.
The Employment Agreements provide for an initial two year employment term which automatically renews for additional one year periods. The Employment Agreements further provide for an automatic three year extension in the event of a “change in control” of the Company (as such term is defined in the Employment Agreements).
During the employment term, the executive is entitled to receive at least the base salary in effect as of the effective date of the Employment Agreement, together with the right to participate in the Company’s employee benefit plans, including health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, as in effect form time to time, on the same basis as such plans are made available to other senior executives, and to receive a car allowance. Annual base salaries of the Company’s executive officers under their respective employment agreements are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, $500,000; (ii) Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer, $262,150; (iii) James H. Hoppel, Jr., Vice President – Corporate Development, $192,000; (iv) Matthew J. Klaben, Vice President, General Counsel and Secretary, $210,000; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, $156,000.

During the employment term, the executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred fifty percent (150%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Annual Bonuses are based upon the achievement of performance targets established by the Board of Directors, or a duly authorized committee thereof, within the first three months of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are determined in accordance with the terms of the Company’s Incentive Compensation Plan, as currently in effect and as it may be amended from time to time, including any successor plan. In the event of a change in control, the Annual Bonus may be pro-rated in accordance with the terms of the Incentive Compensation Plan. Base Targets of the Company’s executive officers under their respective employment agreements are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, 110% of base salary; (ii) Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer, 100% of base salary; (iii) James H. Hoppel, Jr., Vice President – Corporate Development, 65% of base salary; (iv) Matthew J. Klaben, Vice President, General Counsel and Secretary, 75% of base salary; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, 45% of base salary.
If the executive is terminated for “cause” or resigns without “good reason” (as those terms are defined in the Employment Agreements), the executive will be entitled to receive only the following benefits: (i) base salary through the date of termination; (ii) any annual bonus earned but not yet paid for the fiscal year before the year of termination; (iii) reimbursement for any unreimbursed business expenses properly incurred by the executive prior to the date of termination; and (iv) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (collectively, the “Accrued Rights”).
In the event that the executive’s employment is terminated as a result of death or “disability” (as such term is defined in the Employment Agreements), the executive or the executive’s estate (as the case may be) will be entitled to receive any Accrued Rights together with a pro rata portion of any Annual Bonus the executive would have been entitled to receive for such year, based on the Company’s actual results for the year of termination and the percentage of the fiscal year that has elapsed through the date of termination.
If the executive’s employment is terminated without cause or the executive resigns with good reason, the Employment Agreements provide for the following benefits: (i) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus, depending upon the executive’s position: Chief Executive Officer, 200%; Chief Financial Officer, 150%; and all other officers, 100%; and (ii) continued coverage under the Company’s group health plans for the following period, depending upon the executive’s position: Chief Executive Officer, 24 months; Chief Financial Officer, 18 months; and all other executives, 12 months.
In the event that the Chief Executive Officer or Chief Financial Officer is terminated without cause or resigns with good reason within two years following a change in control, (i) the percentage of base salary and target annual bonus to be paid to these executives increases to 300% and 200%, respectively, and (ii) continued coverage under the Company’s group health plans for these executives increases to 36 and 24 months, respectively. There is no increase in these severance measures for other executive officers if their employment is terminated without cause or they resign for good reason following a change in control. The severance payments to be paid to the executive officers upon a termination of employment without cause or for good reason within two years following a change in control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment.
The Employment Agreements also require the executive to comply with certain restrictive covenants during the employment term and for the following period following the date of termination, depending upon the executive’s position with the Company: Chief Executive Officer, 24 months (extended to 36 months if change in control severance is received); Chief Financial Officer, 18 months (extended to 24 months if change in control severance is received); and all other executives, 12 months (the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.
The foregoing description of the Employment Agreements does not purport to be complete and is a summary of the material terms of the Employment Agreements.

Item 7.01	Regulation FD Disclosure.
On February 28, 2008, the Company hosted a conference call to discuss the Company’s results for its fourth quarter and full year ended December 31, 2007. A transcript of the conference call is furnished with this Current Report on Form 8-K as Exhibit 99.2. All information in the transcript is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1
News release of the Company, dated March 3, 2008, announcing the appointments of James H. Hoppel, Jr. as Vice President – Corporate Development and Kenneth J. Webster as Chief Accounting Officer and Controller.

99.2	Transcript of Chart Industries’ fourth quarter and full year 2007 earnings conference call held on February 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: March 3, 2008	By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1
News release of the Company, dated March 3, 2008, announcing the appointments of James H. Hoppel, Jr. as Vice President – Corporate Development and Kenneth J. Webster as Chief Accounting Officer and Controller.

99.2	Transcript of Chart Industries’ fourth quarter and full year 2007 earnings conference call held on February 28, 2008.

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